As filed with the Securities and Exchange Commission on October 30, 2006

Registration No. 333-135851

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5169	20-1380758
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

259 Prospect Plains Road

Cranbury, New Jersey 08512

(609) 495-2495

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randolph Gress

Chief Executive Officer

Innophos Holdings, Inc.

259 Prospect Plains Road

Cranbury, New Jersey 08512

(609) 495-2495

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10023 Tel. (212) 446-4800 Fax (212) 446-4900	Peter M. Labonski Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, NY 10022-4802 Tel.: (212) 906-1200 Fax: (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001	$160,000,000	$17,120(3)
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes 1,304,348 shares of common stock issuable upon exercise of an over-allotment option granted to the underwriters.
(3)	$16,050 of this amount was previously paid. $1,070 has been submitted in connection with this amendment.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely to file certain exhibits. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement.

See the attached Exhibit Index.

II-1

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.¥

2.1

Purchase Agreement dated June 10, 2004, among Rhodia, Inc., Rhodia Canada Inc., Rhodia de Mexico, S.A. de C.V., Rhodia Overseas Limited, Rhodia Consumer Specialties Limited, Rhodia, S.A. and Innophos, Inc. (f/k/a Phosphates Acquisition, Inc.).†

3.1	Form of Second Amended and Restated Certificate of Incorporation of Innophos Holdings, Inc.¥

3.2	Form of Amended and Restated By-Laws of Innophos Holdings, Inc.¥

4.1	Form of stock certificate.¥

4.2	Stockholders Agreement dated as of August 13, 2004 by and between Innophos Holdings, Inc., the entities set forth on Schedule I attached thereto and the other individuals signatory thereto.†

4.3	Registration Rights Agreement dated as of August 13, 2004 by and between Innophos Holdings, Inc., the entities set forth on Schedule I attached thereto and the other individuals signatory thereto.†

5.1	Form of opinion of Kirkland & Ellis LLP.¥

10.1	Purchase Agreement, by and among Innophos, Inc., the Guarantor listed on Schedule I thereto, UBS Securities LLC and Bear, Stearns & Co., Inc., dated August 3, 2004.†

10.2	Indenture by and between Innophos, Inc., and Wachovia Bank, National Association, dated as of August 13, 2004.†

10.3	Guarantee, dated as of August 13, 2004, among Innophos, Inc., Innophos Mexico Holdings, LLC and Wachovia Bank, National Association.†

10.4	Registration Rights Agreement by and among Innophos, Inc., Bear, Stearns & Co. Inc. and UBS Investment Bank, dated as of August 13, 2004.†

10.5	Deferred Compensation Agreement dated as of August 13, 2004, by and between Randolph Gress and Innophos, Inc.*†

10.6	The Advisory Agreement dated as of August 13, 2004 by and between Innophos Holdings, Inc. and Bain Capital, LLC.†

10.7	Credit Agreement, dated as of August 13, 2004, among Innophos, Inc., Bear Stearns Corporate Lending Inc., National City Bank, UBS Securities LLC and UBS Loan Finance LLC.†

10.8	Guarantee and Collateral Agreement, dated as of August 13, 2004, made by Innophos Holdings, Inc., Innophos, Inc. and certain of its subsidiaries in favor of Bear Stearns Corporate Lending, Inc.†

10.9	First Amendment to the Credit Agreement, dated as of February 2, 2005, among Innophos, Inc., the lenders party to the Credit Agreement and Bear Stearns Corporate Lending, Inc.†

10.10	Agreement, dated as of September 10, 1992, by and between Office Cherifien Des Phosphates and Troy Industrias S.A. de C.V.†

10.11

Soda Ash Supply Contract, dated as of February 29, 1996, by and between OCI Chemical Corporation and Innophos, Inc. (successor and assignee of Rhodia Inc., itself a successor and assignee of Rhone-Poulenc, Inc.), as amended.†

10.12	Purchasing Agreement, dated as of May 31, 2005 by and between Innophos, Inc. and Mississippi Lime Company.†

10.13	Amended and Restated Purified Wet Phosphoric Acid Supply Agreement, dated as of March 23, 2000, by and between Rhodia, Inc. and PCS Purified Phosphates.†

10.14	Amended and Restated Acid Purchase Agreement, dated as of March 23, 2000, among Rhodia, Inc., PCS Sales (USA), Inc. and PCS Nitrogen Fertilizer L.P.†

10.15	Base Agreement, dated as of September 1, 2003, by and between Pemex-Gas y Petroquimica Basica and Rhodia Fosfatados De Mexico S.A. de C.V.†
10.16	Purchase and Sale Agreement of Anhydrous Ammonia, dated as of April 23, 2001, as amended, by and between Petroquimica Cosoleacaque, S.A. de C.V. and Rhodia Fosfatados De Mexico, S.A. de C.V.†

10.17	Sulfur Supply Contract, dated as of November 1, 2000, by and Between Pemex Gas Y Petroquimica Basica and Rhodia Fosfatados de Mexico, S.A. de C.V.†
10.18	Supply Agreement, dated as of June 18, 1998, by and among Colgate Palmolive Company, Inmobiliaria Hills, S.A. de C.V., and Rhone-Poulenc de Mexico, S.A. de C.V.†
10.19	Operations Agreement, made as of the 18th day of June, 1998 by and among Mission Hills, S.A. de C.V, Inmobiliaria Hills. S.A. de C.V., and Rhone-Poulenc de Mexico, S.A. de C.V.†
10.20	Agreement between Innophos, Inc. Chicago Heights Plant and Paper, Allied-Industrial, Chemical & Energy Workers International Union, AFL-CIO CLC Local Union No. 6-765, dated as of January 16, 2005.†
10.21	Agreement between Rhodia Inc. and Local Union No. 912 International Union of Operating Engineers, dated as of April 20, 2004.†
10.22

Article of Agreement between Innophos, Inc. Waterway Plant Chicago, Illinois and Health Care, Professional, Technical, Office, Warehouse and Mail Order Employees Union, Local No. 743, dated as of June 17, 2005.†

10.23	Collective Agreement, by and between Rhodia Canada Inc. Port Maitland Plant and the United Steelworkers of America Local 6304, dated as of May 1, 2003.†
10.24

Collective Labor Contract, by and between Innophos Fosfatados de Mexico, S. de R.L. de C.V. and the Sindicato de Trabajadores de la Industria Quimica, Petroquimica, Carboquimica, Similares y Conexos de la Republica Mexicana, dated February, 2005.†

10.25	Employment Agreement by and between Innophos, Inc. and Randolph Gress dated as of August 13, 2004.*†
10.26	Side Letter by and between Innophos, Inc. and Randolph Gress dated as of July 14, 2006.*‡
10.27	Employment Agreement by and between Innophos, Inc. and Richard Heyse.*†
10.28	Form of Innophos Holdings, Inc. Amended and Restated 2005 Executive Stock Option Plan.*¥
10.29	Innophos, Inc. Executive, Management and Sales Incentive Plan.*†
10.30	Purchase Agreement, by and between Innophos Investments Holdings, Inc. and Bear, Stearns & Co. Inc., dated February 7, 2005.†
10.31	Indenture by and between Innophos Investments Holdings, Inc., and Wachovia Bank, National Association, dated as of February 10, 2005.†
10.32	Registration Rights Agreement by and between Innophos Investments Holdings, Inc. and Bear, Stearns & Co. Inc., dated as of February 10, 2005.†
10.33	Retention Bonus Agreement, dated as of October 18, 2006, by and among Innophos Holdings, Inc., Innophos, Inc. and Randy Gress.*¥
10.34	Retention Bonus Agreement, dated as of October 18, 2006, by and among Innophos Holdings, Inc., Innophos, Inc. and Richard Heyse.*¥
10.35	Retention Bonus Agreement, dated as of October 18, 2006, by and among Innophos Holdings, Inc., Innophos, Inc. and William Farran.*¥
10.36	Retention Bonus Agreement, dated as of October 18, 2006, by and among Innophos Holdings, Inc., Innophos, Inc. and Louis Calvarin.*¥
10.37	Form of 2006 Long-Term Equity Incentive Plan*¥
21.1	Subsidiaries of Registrant.†
23.1	Consents of PricewaterhouseCoopers LLP, dated October 17, 2006.‡
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).¥
23.3	Consent of British Sulphur Consultants, dated October 18, 2006.‡
24.1	Power of Attorney.‡

*	Denotes management contract or compensatory plan or arrangement.

¥	Filed herewith.

+	To be filed by amendment.

†	Previously filed as an Exhibit to Innophos Investment Holdings, Inc. Registration Statement No. 333-129954 on Form S-4, as amended, filed on February 14, 2006.

‡	Previously filed as an Exhibit to our Registration Statement No. 333-135851 on Form S-1, as amended, filed on July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Cranbury, State of New Jersey, on October 30, 2006.

INNOPHOS HOLDINGS, INC.

By:	/S/ RICHARD HEYSE
Richard Heyse Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

* Randolph Gress	Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2006

/S/ RICHARD HEYSE Richard Heyse	Chief Financial Officer (Principal Financial Officer)	October 30, 2006

* Charles Brodheim	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	October 30, 2006

* Edward Conard	Director	October 30, 2006

* Blair Hendrix	Director	October 30, 2006

* Stephen Zide	Director	October 30, 2006

*By:	/S/ RICHARD HEYSE
Richard Heyse as Attorney-in-Fact

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